EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Jim Buccola, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on

Form 10-K of the CF 2019-CF1 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

KeyBank National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer, CWCapital Asset Management LLC, of the 65 Broadway Mortgage Loan, Citibank, N.A., as Trustee, Citibank, N.A., as Certificate Administrator, Citibank, N.A., as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, U.S. Bank National Association, as Servicing Function Participant, Berkeley Point Capital LLC d/b/a Newmark, as Primary Servicer, KeyBank National Association, as Primary Servicer, KeyBank National Association, as Special Servicer, solely with respect to the Irving Market Center Mortgage Loan, Berkeley Point Capital LLC d/b/a Newmark, as Primary Servicer for the Shelbourne Global Portfolio II Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Shelbourne Global Portfolio II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Shelbourne Global Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Shelbourne Global Portfolio II Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Shelbourne Global Portfolio II Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Shelbourne Global Portfolio II Mortgage Loan, KeyBank National Association, as Primary Servicer for the Fairfax Multifamily Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Fairfax Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Fairfax Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Fairfax Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Fairfax Multifamily Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Stern Multifamily Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Stern Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Stern Multifamily Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Stern Multifamily Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Stern Multifamily Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Stern Multifamily Portfolio Mortgage Loan, KeyBank, National Association, as Primary Servicer for the 3 Columbus Circle Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 3 Columbus Circle Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 3 Columbus Circle Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 3 Columbus Circle Mortgage Loan, Computershare Trust

Company, National Association, as Servicing Function Participant for the Custodian for the 3 Columbus Circle Mortgage Loan, KeyBank National Association, as Primary Servicer for the SSTII Self Storage Portfolio II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the SSTII Self Storage Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the SSTII Self Storage Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the SSTII Self Storage Portfolio II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the SSTII Self Storage Portfolio II Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the SSTII Self Storage Portfolio II Mortgage Loan.

Dated: March 24, 2023

/s/ Jim Buccola

Jim Buccola

Executive Managing Director

(senior officer in charge of securitization of the depositor)